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                                  Exhibit 23.1
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration Statement on Form S-8 (No. 33-91682) of Pacific Rehabilitation & Sports Medicine, Inc. of our report dated March 14, 1996 appearing on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by this Amendment No. 2 on Form 10-K/A).


Price Waterhouse LLP

/S/ PRICE WATERHOUSE

Portland, Oregon
July 10, 1996